                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                           [X]
Filed by a Party other than the Registrant        [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement       [ ]    Confidential, for Use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ABINGTON BANCORP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       1)   Amount Previously Paid:

       2)   Form, Schedule or Registration Statement no.:

       3)   Filing Party:

       4)   Date Filed:


                                    * * * * *

                                                                April 14, 1998



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Abington Bancorp, Inc. to be held on Tuesday, May 19, 1998 at 11:00 a.m., local time, at the Ridder Country Club, Route 14, Oak Street, Whitman, Massachusetts.

     At the Annual Meeting, you will be asked to consider and vote upon the election of a class of four Directors and the approval of the Abington Bancorp, Inc. Deferred Stock Compensation Plan for Directors. The Board of Directors has fixed the close of business on Wednesday, April 1, 1998 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

     The officers and Directors look forward to greeting you personally at the Annual Meeting. However, whether or not you plan to attend personally and regardless of the number of shares you own, it is important that your shares be represented.

     YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.

                                                     Sincerely,



                                                     JAMES P. MCDONOUGH
                                                     President and
                                                     Chief Executive Officer

                             ABINGTON BANCORP, INC.
                              536 WASHINGTON STREET
                          ABINGTON, MASSACHUSETTS 02351


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 19, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Abington Bancorp, Inc., a Massachusetts bank holding company (the "Company"), will be held at the Ridder Country Club, Route 14, Oak Street, Whitman, Massachusetts, on Tuesday, May 19, 1998, beginning at 11:00 a.m., local time, for the following purposes:

     1.   To elect a class of four Directors of the Company;

     2. To approve the Abington Bancorp, Inc. Deferred Stock Compensation Plan for Directors; and

     3. To transact such further business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE ACCOMPANYING PROXY STATEMENT AND FOR APPROVAL OF THE DEFERRED STOCK COMPENSATION PLAN FOR DIRECTORS.

     The Board of Directors has fixed the close of business on April 1, 1998 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Accordingly, only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                             By Order of the Board of Directors




                                             Barbara M. Manning, Clerk

Abington, Massachusetts
April 14, 1998



                                    IMPORTANT

     EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                             ABINGTON BANCORP, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 19, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Abington Bancorp, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Ridder Country Club, Route 14, Oak Street, Whitman, Massachusetts, on Tuesday, May 19, 1998, beginning at 11:00 a.m., local time, and at any adjournments thereof.

     This Proxy Statement and the accompanying Notice and Proxy are first being mailed to stockholders of the Company on or about April 14, 1998 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on Wednesday, April 1, 1998 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The holders of the Common Stock on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments thereof. On the Record Date, there were 3,563,800 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), issued, outstanding and entitled to vote at the Annual Meeting and approximately 800 holders of record of Common Stock.

     The presence, in person or by proxy, of at least a majority in interest of all Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the Common Stock present and voting, in person or by proxy, is required to elect each of the nominees for Director and the affirmative vote of a majority of the Common Stock present and voting, in person or by proxy, is required to approve the Abington Bancorp, Inc. Deferred Stock Compensation Plan for Directors. Any abstentions or broker nonvotes will count as "present" toward formation of a quorum for transaction of business at the Annual Meeting. Assuming the presence of a quorum, abstentions and broker nonvotes will have no effect on the outcome of any of the matters voted upon at the Annual Meeting. Votes will be tabulated by the Company's transfer agent, Registrar & Transfer Company.

     Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given in such proxies, they will be voted FOR the election of the four nominees for Director listed in this Proxy Statement and FOR the approval of the Deferred Stock Compensation Plan for Directors.

     Any properly completed proxy may be revoked at any time before the commencement of voting on any matter at the Annual Meeting or any adjournment thereof by giving written notice of revocation to the Clerk of the Company (536 Washington Street, Abington, Massachusetts 02351), or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.


                ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 (EXCLUDING EXHIBITS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO ROBERT M. LALLO, TREASURER, ABINGTON BANCORP, INC., P.O. BOX 2006, ABINGTON, MASSACHUSETTS 02351, (781) 982-3200.

                                     GENERAL


     Abington Bancorp, Inc. is the holding company for Abington Savings Bank (the "Bank").


                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of 12 members and is divided into three classes, each of which has four members. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

     Pursuant to the Company's By-laws, the Board of Directors acted as a nominating committee for selecting nominees for election as Directors. The Board has nominated Bruce G. Atwood, Ralph B. Carver, Jr., Joel S. Geller and Jay Timothy Noonan as Directors for a three-year term. Each of the nominees is currently serving as a Director of the Company.

     Unless authority is withheld, proxies in the accompanying form will be voted FOR the election of the four nominees, to hold office until the 2001 annual meeting of stockholders or special meeting in lieu thereof and until their respective successors are elected and qualified. If the proxy withholds authority to vote for one or more nominees for Director, the stockholder's instructions will be followed.

     The Company has no reason to believe that any of the nominees will not be able to serve. In the event that any nominee is unable to serve at the time of the election, the shares represented by the proxy will be voted for the other nominees and may be voted for a substitute for that nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth certain information (as of April 14, 1998) regarding the current Directors and the nominees for Director of the Company:

                                                                                            Term as
                                                                                           Director
                                                                     Director                Will
                Name                               Age                Since*                Expire
                --------------                 ------------        -------------        ----------------
                ** Robert J. Armstrong             75                  1971                  1998
               *** Bruce G. Atwood                 60                  1978                  1998
                   William F. Borhek               59                  1980                  2000
               *** Ralph B. Carver, Jr.            70                  1980                  1998
               *** Joel S. Geller                  57                  1982                  1998
                   Rodney D. Henrikson             62                  1973                  2000
                   A. Stanley Littlefield          72                  1985                  2000
                   James P. McDonough              47                  1990                  1999
              ***  Jay Timothy Noonan              55                  1975                  1998
                   Gordon N. Sanderson             64                  1985                  1999
                   James J. Slattery               62                  1973                  1999
                   Wayne P. Smith                  59                  1973                  1999

---------------

* Includes service as a trustee of the Bank prior to its conversion from mutual to stock form in 1986 (the "Conversion") and as director of the Bank from the date of the Conversion to the establishment of the Company as the holding company of the Bank on January 31, 1997. All Directors of the Company are also Directors of the Bank.

** In accordance with the Company's By-Laws, Mr. Armstrong will be retiring from the Board of Directors effective as of the Annual Meeting.

***  Nominees for Director.


     The principal occupation and business experience during at least the last five years of each Director and nominee is as follows:

     ROBERT J. ARMSTRONG has been President and General Manager of Armstrong Construction Corporation, a home building firm, since 1952.

     BRUCE G. ATWOOD has been Vice President-Operations and Treasurer of Hyer Industries, Inc., a manufacturer of industrial scales, since 1978.

     WILLIAM F. BORHEK has been President of Wm. F. Borhek Insurance Agency, Inc., a general insurance agency, since 1964.

     RALPH B. CARVER, JR. has been President, Treasurer and a director of Den-Lea Rental, Inc., a truck leasing company, since 1979.

     JOEL S. GELLER is the owner-manager and a director of Abington Liquors Corp., a retail liquor store.

     RODNEY D. HENRIKSON has been Treasurer of Henrikson Realty Corp., a real estate company, since 1986. He was Treasurer of Henrikson's Dairy, Inc., a food processing and distribution company, from 1982 through 1984 and President from 1984 through 1986.

     A. STANLEY LITTLEFIELD is an attorney in private practice in Rockland, Massachusetts. He was formerly District Attorney of Plymouth County.

     JAMES P. MCDONOUGH has been President and Chief Executive Officer of the Company since its incorporation on October 15, 1996. Mr. McDonough has also served as President and Chief Executive Officer of the Bank since August 1991. Previously, he served as President and Chief Operating Officer of the Bank from November 1990 to August 1991 and Senior Vice President-Lending of the Bank from December 1987 to November 1990. Mr. McDonough was also Vice President-Regional Manager of GEM Mortgage Corporation of North America from 1983 to 1987. Mr. McDonough is a graduate of Massasoit Community College and Boston State College.

     JAY TIMOTHY NOONAN has been with J. P. Noonan Trans., Inc., an interstate hauler, in a management capacity since 1968 and is currently Chief Financial Officer. Mr. Noonan was also President of Rourke Coal and Oil Co. from 1960 to 1989.

     GORDON N. SANDERSON has been retired since 1991. From 1970 to 1991, he was Vice President-Sales of B & W Press, Inc., a specialty printing company.

     JAMES J. SLATTERY has been President of J. H. Slattery Insurance Agency, Inc., Abington, Massachusetts, an independent insurance agency, since 1958.

     WAYNE P. SMITH is Treasurer and a director of Suburban Enterprises Inc., Abington, Massachusetts, a sales and marketing firm.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     For the year ended December 31, 1997, the Company's Board of Directors met six times and the Bank's Board of Directors met 14 times. Each incumbent Director attended at least 75% of all meetings of the Company's and the Bank's Board and any committees thereof of which he was a member.

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee, but does not have a nominating committee or another committee performing a similar function.

     The Executive Committee, of which Messrs. Atwood, McDonough, Littlefield, Geller and Slattery are members, is the primary operating committee of the Board of Directors and is vested with the authority of the Board in most matters, except those powers which by law may not be delegated. The Executive Committee also serves as the Executive Committee of the Bank. During 1997, the Executive Committee met 26 times.

     The Audit Committee, which is comprised of Messrs. Henrikson, Noonan and Borhek, is responsible for recommending the selection of the Company's independent certified public accountants, reviewing the scope of the annual examination of the Company's financial statements, reviewing the report of the independent certified public accountants, reviewing the independent certified public accountants' recommendations to management concerning auditing, accounting and tax issues, aiding the Board in discharging its responsibility in financial reporting and related matters and reviewing the services and fees of the independent certified public accountants. The Audit Committee also serves as the Audit Committee of the Bank. During fiscal 1997, the Audit Committee met four times.

     The Compensation Committee, of which Messrs. Carver, Littlefield and Smith are current members, reviews and establishes salaries and other compensation of certain officers and employees of the Company and its subsidiaries, and administers the Company's stock option plan and recommends to the Board of Directors the granting of stock options to employees eligible thereunder. The Compensation Committee also serves as the Compensation Committee of the Bank. The Compensation Committee met nine times during 1997.

     The Board of Directors of the Company nominates candidates for election as Directors. In accordance with the Company's By-laws, the Board will consider nominees recommended by a stockholder of the Company, provided that the stockholder notifies the Clerk of the Company of the proposed nominee in writing, setting forth certain required information regarding the nominee. Such notification must be made in a timely manner, as set forth in the By-laws. To be timely, such notice must be received by the Company not less than 60 nor more than 150 days prior to the scheduled date of the annual meeting of stockholders, or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, within 10 days of public disclosure of the date of the annual meeting. The Board may reject any stockholder nomination that is not timely made or does not otherwise satisfy the requirements of the Company's By-laws.

     The Bank also maintains a Community Reinvestment Act ("CRA") Committee, of which Messrs. Armstrong, Henrikson and Sanderson are members. Donna L. Thaxter, Senior Vice President, Consumer Banking Division, of the Bank and Mario A. Berlinghieri, Senior Vice President, Business Banking Division, of the Bank chaired the committee during 1997. Other Bank employees also serve on this committee. The CRA

Committee reviews the Bank's policy with respect to the Community Reinvestment Act and establishes the Bank's goals and guidelines in this area. The CRA Committee met five times during 1997.

COMPENSATION OF DIRECTORS

     During the year ended December 31, 1997, Directors received $525 for each Bank Board meeting that they attended. Members of the Executive Committee received an annual fee of $6,825. Members of the Audit Committee received $400 and members of all other committees received $325 for each committee meeting that they attended during the year. Effective January 1, 1998, Directors receive $550 for each Bank Board meeting that they attend, Audit Committee members receive $425 and members of all other committees receive $350 for each committee meeting that they attend. Members of the Board who are employees of the Company or the Bank do not receive these fees. Directors do not receive additional fees for attendance at meetings of the Company's Board of Directors that are held immediately prior to or after a Bank Board meeting.

     In July 1997, the Company granted options to purchase 1,500 shares of Common Stock (adjusted to reflect a two-for-one split in the Company's Common Stock in December 1997) under the Company's 1997 Incentive and Nonqualified Stock Option Plan to each non-employee Director pursuant to the Company's Long Term Performance Incentive Plan, which is described in this proxy statement under the heading "Compensation Committee Report."


           PROPOSAL 2 - DEFERRED STOCK COMPENSATION PLAN FOR DIRECTORS

     The Board of Directors has adopted a Deferred Stock Compensation Plan pursuant to which non-employee Directors of the Company or any of its subsidiaries may elect to defer payment of compensation for service as a Director. Eleven Directors are currently eligible to participate in the Plan. The Plan is effective for compensation earned on or after July 1, 1998, subject to approval by the affirmative vote of a majority of the shares of Common Stock of the Company present or represented and voting at a meeting of stockholders. The full text of the Plan as adopted by the Board of Directors is printed as Appendix A, beginning on page A-1. The following is a summary of its principal provisions.

     Directors who elect to defer compensation will be awarded stock units ("Stock Units") in lieu of cash compensation for each Board and committee meeting attended (other than Executive Committee meetings) and a quarterly award of Stock Units for service on the Executive Committee. Each Stock Unit represents one share of the Company's Common Stock. The number of Stock Units allocated for each meeting attended (or for service on the Executive Committee) will be fixed for the first three years that the Plan is in effect at a number determined by dividing the amount of the cash Board and committee fees payable for such meeting (or for such service) as of January 1, 1998 (see "Compensation of Directors") by the fair market value of the Common Stock on July 1, 1998. Because the number of Stock Units is fixed, the value of the compensation received by participating Directors will increase (or decrease) if the value of the Common Stock increases (or decreases). The number of Stock Units allocated for each meeting attended (or for service on the Executive Committee) may be readjusted after the Plan has been in effect for three years. During the term of the deferral, each Director's Stock Unit Deferral Account will be credited with additional Stock Units to reflect any payment of cash dividends on the Company's Common Stock.

     The aggregate maximum number of shares of Common Stock reserved and available for issuance under the Plan is 100,000, subject to appropriate adjustments in the event of a stock dividend, stock split, or similar change in capitalization affecting the Common Stock. Shares subject to the Plan are authorized but unissued shares, Treasury shares or shares purchased in open market transactions.

     Stock Units are payable only in the form of whole shares of Common Stock (with any fractional share payable in cash) and will be paid, or commenced to be paid, on the January 15th or July 15th (in the case of semi-annual installments) coincident with or next following the date on which the Director ceases to be a member of the Board of Directors of the Company. Payment of shares of Common Stock corresponding to the Stock Units in a Director's Stock Unit Deferral Account may be made in a single lump sum or in annual or semi-annual installments over a period of ten years, as the Director may have irrevocably specified before the compensation is earned. In the absence of an effective election, payment will be made in a single lump sum.

     In the event of a Change in Control (as defined in the Plan) of the Company while Stock Units remain outstanding under the Plan, the right to receive distributions in respect of Stock Units will be immediately accelerated and each participating Director will be entitled to receive, in payment for each Stock Unit then allocated to his or her Stock Unit Deferral Account, (i) one share of Common Stock of the Company (in the case of a Change in Control that does not result in any change in the Common Stock of the Company), or (ii) such securities, cash or property as the holders of each share of Common Stock received in connection with such Change of Control (in the case of a Change in Control that results in a change in the Common Stock of the Company or a conversion of such Common Stock into other securities, cash or property). Such distribution or payment will be made no later than the effective date of the Change in Control.

     The Plan will be administered by an independent Plan Administrator appointed by the Company's Board of Directors. In addition, although not required under the Plan, the Company is establishing a revocable "rabbi" trust into which the Company intends to make contributions at least quarterly to enable the trustee to purchase shares of Common Stock corresponding to the Stock Units allocated to Directors under the Plan. The trustee will be an independent third party and will have the power to vote all shares of Company Common Stock held in the trust in its discretion.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ABINGTON BANCORP, INC. DEFERRED STOCK COMPENSATION PLAN FOR DIRECTORS.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The names and ages of all executive officers of the Company and the Bank and the principal occupation and business experience during at least the last five years for each are set forth below as of April 14, 1998.

     JAMES P. MCDONOUGH. For biographical information concerning Mr. McDonough, see "Election of Directors--Information Regarding Directors and Nominees" above.

     EDWARD J. MERRITT has been Executive Vice President of the Bank since September 1993. He was Treasurer of the Company since its incorporation on October 15, 1996 until June 1997 and Executive Vice President and Chief Financial Officer of the Bank from September 1993 until June 1997. Prior to that date, he served as Senior Vice President and Chief Financial Officer of the Bank from June 1991 to September 1993 and Treasurer and Chief Financial Officer of the Bank from July 1986 to June 1991. Previously, he held various positions, including Senior Accountant and Supervisor, at Wolf & Company of Massachusetts, P.C., from 1983 to 1986. Mr. Merritt is a graduate of Salem State College and is a Certified Public Accountant. Mr. Merritt is 38 years old.

     MARIO M. BERLINGHIERI has been Senior Vice President - Business Banking Division of the Bank since January 29, 1996. Prior to that date, he served as Program Manager of the Executive Office of Communities & Development for The Commonwealth of Massachusetts in 1995; Vice President and Senior Risk Manager of Fleet Bank of Massachusetts in charge of commercial portfolio approval from 1992 to 1994; and Regional Manager - Boston Small Business Lending for Bank of New England from 1990 to 1992. Mr. Berlinghieri is a graduate of Suffolk University with a B.S.B.A. degree in Banking/Finance and an M.B.A. in Business Administration. Mr. Berlinghieri is 48 years old.

     DONNA L. THAXTER has been Senior Vice President - Consumer Banking Division of the Bank since December 1993. Prior to that date, she was Vice President - Retail Banking since August 1992. Ms. Thaxter joined the Bank in January 1988 and has held various positions including Production Manager, Commercial

Loan Officer and Compliance Officer. Previously, she worked as Underwriting Manager for GEM Mortgage Corporation of North America from 1984 to 1988. Ms. Thaxter is a graduate of Framingham State College. Ms. Thaxter is 37 years old.

     ROBERT M. LALLO has been Treasurer of the Company and Senior Vice President
- Treasurer and Chief Financial Officer of the Bank since June 1997. Prior to that date, he served as Vice President and Treasurer since he joined the Bank in October 1993 until June 1997. Previously, he held various positions, including Audit Manager, with Arthur Andersen & Co., currently known as Arthur Andersen LLP, from July 1986 to October 1993. Mr. Lallo is a graduate of Boston College with degrees in both Accounting and Finance and is a Certified Public Accountant. Mr. Lallo is 33 years old.

     All executive officers of the Company and the Bank hold office until the first meeting of the Board of Directors following the annual meeting of stockholders or special meeting in lieu thereof and until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them. Officers may generally be removed from office by vote of two-thirds of the Board of Directors.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by the Company and the Bank with respect to the Chief Executive Officer and the Company's and the Bank's most highly compensated officers other than the Chief Executive Officer who served as officers in fiscal 1997 and whose annual compensation exceeded $100,000 for fiscal 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term        All Other(2)
                                                Annual Compensation               Compensation(1)    Compensation
                                                -------------------              ---------------     ------------

Name and                          Fiscal                                               Option
Principal Position                Year       Salary(3)       Bonus(4)    Other(5)      Grants
------------------                ----       ---------       --------    --------      ------

James P. McDonough                1997        $223,080        $56,885                    10,000         $15,642
 President and Chief              1996         202,800         47,315                    10,000          10,930
  Executive Officer of the        1995         195,000         32,175                    10,000          10,727
  Company and the Bank

Edward J. Merritt                 1997         120,510         29,139                     8,000          14,281
 Executive Vice                   1996         117,000         25,826                     8,000           9,462
  President of the Bank           1995         112,500         19,125                     8,000           9,101

Donna L. Thaxter                  1997          98,992         23,016                     6,000          10,090
 Senior Vice President -          1996          86,643         15,941                     6,000           5,969
  Consumer Banking                1995          81,900         13,104                     6,000           5,639
  Division of the Bank

Mario A. Berlinghieri             1997          88,400         21,393                     6,000           8,178
  Senior Vice President -         1996          85,000         13,770                         0             523
  Business Banking
  Division of the Bank (6)

Robert M. Lallo                   1997          78,885         21,770                         0           7,043
  Treasurer of the Company,       1996          68,640         10,687                         0           4,058
  Senior Vice                     1995          66,000         10,560                         0           3,852
  President-Treasurer and
  Chief Financial Officer of
  the Bank

---------------

(1) The numbers shown in this column have been restated to reflect a two-for-one split in the Company's Common Stock in December 1997.

(2) Includes life insurance premiums of $958, $302, $237, $595 and 169 in 1997 for Messrs. McDonough and Merritt, Ms. Thaxter and Messrs. Berlinghieri and Lallo, respectively. Also includes allocation of shares of Common Stock to employees under the Company's Employee Stock Ownership Plan (the "ESOP"). The dollar value of the Company's ESOP contributions in 1997 for Messrs. McDonough and Merritt, Ms. Thaxter and Messrs. Berlinghieri and Lallo was $14,684, $13,979, $9,853, $7,583 and $6,874, respectively.

(3) Represents gross salary prior to deduction for employee's voluntary 401(k) contribution; the Company did not provide matching 401(k) contributions.

(4) Bonuses are reported for the year they were earned, even if paid in the subsequent year.

(5) Perquisites and other personal benefits paid to each officer included in the Summary Compensation Table in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each officer, and accordingly, are omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(6)  Mr. Berlinghieri joined the Bank in January 1996.

     Option Grants Table. The following Option Grants Table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 1997 by the Company to the executive officers named in the Summary Compensation Table. The numbers shown reflect a two-for-one split in the Company's Common Stock in December 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL
                                                                                              REALIZABLE VALUE
                                                        INDIVIDUAL GRANTS                        AT ASSUMED
                                         ----------------------------------------------        ANNUAL RATES OF
                                           PERCENT OF                                            STOCK PRICE
                                          TOTAL OPTIONS      EXERCISE                         APPRECIATION FOR
                                           GRANTED TO        PRICE PER                         OPTION TERM (2)
                             OPTIONS      EMPLOYEES IN         SHARE        EXPIRATION        ----------------
         NAME                GRANTED       FISCAL YEAR       ($/SH)(1)          DATE           5%          10%
         ----                -------       -----------       ---------      -----------      ------       ----

James P. McDonough            10,000         33.3            $15.50          7/24/07        $97,478       $247,030

Edward J. Merritt              8,000         26.7             15.50          7/24/07         77,983        197,624

Donna L. Thaxter               6,000         20.0             15.50          7/24/07         58,487        148,218

Mario A. Berlinghieri          6,000         20.0             15.50          7/24/07         58,487        148,218

Robert M. Lallo                    0         0                   N/A           N/A             N/A           N/A

---------------

(1) Stock options were granted under the Company's 1997 Stock Option Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The stock options expire ten years from the date of grant. Options may not be exercised until the fair market value (as defined in option agreements) is at least 120% of the exercise price per share for thirty consecutive business days or upon the ninth anniversary of the date of grant.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the

     Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimates of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and sale of the shares and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts shown will be received by the individuals.

     Fiscal Year-End Option Table. The following Fiscal Year-End Option Table sets forth certain information regarding stock options exercised during the fiscal year ended December 31, 1997 and stock options held as of December 31, 1997 by the executive officers named in the Summary Compensation Table. The numbers shown reflect a two-for-one split in the Company's Common Stock in December 1997.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                              VALUE OF UNEXERCISED
                                 SHARES                       NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                ACQUIRED                   OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR-END(1)
                                   ON          VALUE      ---------------------------    -----------------------------
    NAME                        EXERCISE     REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
    ----                        --------     --------     -----------   -------------    -----------     -------------

James P. McDonough                   0     $       0       120,000           0           $1,979,375           0
Edward J. Merritt                1,000         9,656        53,000           0              760,875           0
Donna L. Thaxter                 1,000        11,000        25,000           0              290,469           0
Mario M. Berlinghieri                0             0         6,000           0               33,000           0
Robert M. Lallo                      0             0         7,000           0              105,219           0

---------------

(1) Value is based on the last sales price of Common Stock of $21.00 on December 31, 1997, as reported by The Nasdaq Stock Market National Market System, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of the sale of the shares underlying the options.


COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board is currently composed of three Directors, Messrs. Carver, Littlefield and Smith. Mr. Smith replaced Mr. Borhek as a member of the Compensation Committee on July 17, 1997. The Compensation Committee also administers the 1997 Stock Option Plan. This Committee is charged with the responsibility of reviewing and approving executive officers' compensation and recommending all discretionary grants of stock options under the Company's stock option plan. The following describes the compensation programs in effect during fiscal 1997.

Compensation Policy

     The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the performance of the Company (as compared to its annual business plan as well as a selected peer group) and on individual goals established for each of the executives for the fiscal year. The Company also has longer term incentives based on stock options. All three components of compensation are reviewed by the Committee to ensure salaries remain competitive, bonuses reward performance and stock options provide continued incentives.

     Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established annually. Various industry salary surveys are reviewed in establishing the new compensation. The Chief Executive Officer prepares a performance review, including an assessment of prior-year performance, for each executive officer, then communicates this information to the Compensation Committee. Based on this information and its performance review of the Chief Executive Officer, which is based on its assessment of the degree to which the Chief Executive Officer accomplished pre-established strategic and financial goals, the Compensation Committee makes recommendations to the Board of Directors, which establishes annual executive salaries for the next year.

     Executive officers and key management employees of the Company and the Bank participate in the Company's Management Incentive Compensation Program (the "Bonus Plan"). Payments under the Bonus Plan are contingent on the Company meeting its strategic and operational objectives for the fiscal year. Bonuses may be awarded for the achievement of the Company's financial performance goals and an individual participant's objectives. Bonus awards are determined by a defined formula; factors considered in this formula include financial performance of the Company, evaluation of achievement of strategic and/or operational goals and unit profitability, and Company performance compared to a peer group on both a return-on-assets and a return-on-equity basis. Based on the extent to which the Company achieves those objectives, participants, depending on the Bonus Plan group, may receive from 15% to 30% of base salary. The Committee reviews both individual and Company goals annually. However, the Board of Directors has final authority with respect to all bonus awards. Approximately 18.6% of the Company's compensation to executives of the Company and the Bank in fiscal 1997 was in the form of bonuses.

     On March 27, 1997, the Board of Directors of the Company adopted a Long Term Performance Incentive Plan (the "LTIP") as an incentive for executive management and members of the Board of Directors to build long-term shareholder value. The LTIP replaces a similar plan previously adopted by the Bank. The LTIP provides a mechanism for granting options under the Company's option plan. In February 1998, options to purchase 60,000 shares of Common Stock were granted to members of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, and eligible Division Heads of the Company and the Bank based on achievement of the Bank's business plan for 1997. Such options become exercisable after the fair market value per share of the Common Stock exceeds 120% of the exercise price for a period of 30 consecutive business days, upon the ninth anniversary of the date of grant or upon a change of control of the Company. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the Common Stock appreciates by at least 20%.

Chief Executive Officer Compensation

     Mr. McDonough's salary, bonus and stock options are determined by the Compensation Committee substantially in accordance with the policies described above relating to all executives of the Company.


                                                  COMPENSATION COMMITTEE

                                                  Ralph B. Carver, Jr.
                                                  A. Stanley Littlefield
                                                  Wayne P. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     William F. Borhek, Ralph B. Carver, A. Stanley Littlefield and Wayne P. Smith served on the Compensation Committee during fiscal 1997. Mr. Smith replaced Mr. Borhek as a member of the Compensation Committee on July 17, 1997. Persons serving on the Compensation Committee had no relationships with the Company other than their relationship to the Company as Directors entitled to the receipt of standard compensation as Directors and members of certain committees of the Board and their relationship to the Company as stockholders. No person serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer of another entity for which an executive officer of the Company or the Bank serves on the board of directors or on that entity's compensation committee.

                                PERFORMANCE GRAPH

     The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index (the S&P 500 Index) and a published industry index (the Keefe, Bruyette & Woods New England Bank Index) for each of the most recent five fiscal years. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on December 31, 1992. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

                    COMPARISON OF FIVE-YEAR CUMULATIVE RETURN


                     INDEX OF TOTAL RETURN (12/31/92 = 100)

---------------------------------------------------------------------------------------
              S&P 500        KBW New England         ABBK               Price Plus
DATE           INDEX           Bank Index          Indexed         Cumulative Dividends
---------------------------------------------------------------------------------------
12/31/92      100.00             100.00             100.00                $ 4.250

12/31/93      110.02             133.51             135.29                $ 5.750

12/31/94      111.51             134.40             145.43                $ 6.181

12/31/95      153.26             209.77             212.98                $ 9.052

12/31/96      188.36             289.74             246.49                $10.476

12/31/97      251.12             498.12             538.48                $22.885


401(k) PLAN

     The Bank has a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code for the benefit of its employees, including officers. Subject to certain eligibility requirements, the 40l(k) plan permits each participant to defer up to 15% of such participant's annual salary up to a maximum annual amount ($9,500 in calendar year 1997). The Bank does not make matching contributions to the plan. Federal income taxes on amounts allocated to a participating employee are deferred until such amounts are distributed to the participant.

RETIREMENT PLAN


     In addition to the foregoing, the Bank also provides a retirement plan for eligible employees through the Savings Banks Employees Retirement Association ("SBERA"), an unincorporated association of savings banks operating within Massachusetts and other organizations providing services to or for savings banks. SBERA's purpose is to enable the participating banks to provide pension and other benefits for their employees. Each employee age 21 or older who has completed at least 1,000 hours of service in one consecutive twelve-month period beginning with such employee's date of employment automatically becomes a participant in the retirement plan. All participants become fully vested after three years of service or at age 62 if earlier.

     The retirement plan is a qualified defined benefit plan which does not require the employee to make any contribution to become a participant or to earn benefits under the plan. The benefits provided at age 65 to any participant are based on the average of the highest three consecutive years of compensation (including bonuses) for such participant (the "Average Compensation"). The benefits provided at age 65 are equal to 1.35% of the Average Compensation for each year of service with the Bank up to a maximum of 30 years, plus .6% of the excess of Average Compensation over Covered Compensation (as defined below) for the participant's age for each year of service with the Bank up to 30 years. Covered Compensation is the average of 35 years of social security taxable wages up to and including the year in which a participant reaches social security retirement age. Due to certain requirements of the Tax Reform Act of 1986, the Bank's retirement plan was modified, effective November 1, 1989. The prior plan calculated benefits using a different formula than the current plan. Participants who were employed by the Bank on November 1, 1989 and were participants in the plan prior to that date will receive the greater of the retirement benefit earned as of October 31, 1989 under the prior plan or the benefit earned by application of the new formula under the current plan.

     The following table is derived from information provided by SBERA and illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions available for various levels of compensation and years of service. The figures in this table are based upon the assumption that the plan continues in its present form and certain other assumptions regarding social security benefits and compensation trends.


                        PROJECTED ANNUAL PENSION BENEFIT
                          BASED ON YEARS OF SERVICE(1)

       Average               10                 15                 20                 25              30 Years
    Compensation            Years              Years              Years              Years            and After
    ------------            -----              -----              -----              -----            ---------
      $20,000               $2,700            $4,050             $5,400             $6,750             $8,100
       40,000                6,042             9,063             12,084             15,104             18,125
       60,000                9,942            14,913             19,884             24,854             29,825
       80,000               13,842            20,763             27,684             34,604             41,525
      100,000               17,742            26,613             35,484             44,354             53,225
      120,000               21,642            32,463             43,284             54,104             64,925
      125,000               22,617            33,925             45,234             56,542             67,850
      140,000               25,542            38,313             51,084             63,854             76,625
      150,000               27,492            41,238             54,984             68,729             82,475
      160,000  (2)          29,442            44,163             58,884             73,604             88,325

---------------

(1) The annual pension benefit is computed on the basis of a straight-line annuity and assumes retirement at age 65 between November 1, 1997 and October 31, 1998.

(2) Federal law does not permit defined benefit pension plans to recognize compensation in excess of $160,000.

     Normal retirement age under the plan is 65; a reduced early retirement benefit is payable from age 50 to 65 under certain conditions. The following table is derived from information provided by SBERA and sets forth estimated retirement benefits under the plan at normal retirement dates for the executive officers of the Company and the Bank named in the Summary Compensation Table, computed on the basis of their present salary levels.

                                                                                         ESTIMATED
                                                     YEARS OF CREDITED                 ANNUAL PENSION
            NAME                                     SERVICE AT AGE 65               BENEFIT AT AGE 65
            ----------------                       -----------------------        -------------------------
            James P. McDonough                               28                            $74,358
            Edward J. Merritt                                38                             59,294
            Donna L. Thaxter                                 37                             46,670
            Mario A. Berlinghieri                            19                             27,552
            Robert M. Lallo                                  36                             42,805


TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company and the Bank have entered into special termination agreements with Messrs. McDonough, Merritt, Berlinghieri and Lallo and Ms. Thaxter.

     The Agreements provide for severance payments if the officer's employment with the Company or the Bank is terminated within three years following a change in control of the Company (as defined in the agreements) under certain circumstances, including either (1) termination of the officer's employment by the Company or the Bank for any reason other than death, deliberate dishonesty with respect to the Company or any subsidiary or affiliate thereof or conviction of a crime involving moral turpitude, or (2) resignation by the officer subsequent to the occurrence of any of the following events: (a) a reduction in compensation, (b) a significant change in the officer's authority or responsibility, (c) a reasonable determination by the officer that he is unable to exercise his prior authority or responsibility as a result of such change in control or (d) the failure by the Company or the Bank to continue any material compensation, incentive, bonus or benefit plan (or provide an appropriate substitute plan) or the failure by the Company or the Bank to continue the officer's participation therein on a basis not materially less favorable as existed at the time of the change of control. In such event, the officer would receive a lump sum payment equal to approximately three times (in the case of Messrs. Berlinghieri and Lallo, two times) the officer's average annual compensation (including bonuses) over the five years prior to the change in control.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

     The Bank has entered into a Supplemental Executive Retirement Agreement (the "SERP") with Mr. McDonough dated as of March 26, 1998 and is establishing a related insurance trust for the purpose of providing a supplemental retirement benefit to Mr. McDonough.

     The agreement provides that Mr. McDonough will be entitled to receive at age 65 an annual benefit equal to the difference between (i) the annual retirement benefit which would have been payable to Mr. McDonough under the Bank's SBERA retirement plan for employees (see above description) if the limits imposed by the Internal Revenue Code on the maximum amount of compensation that may be taken into account by a SBERA retirement plan in determining retirement benefits and on the amounts payable to certain participants by a retirement plan had been disregarded in calculating such benefit and (ii) the actual annual retirement benefit payable to Mr. McDonough under the retirement plan. If Mr. McDonough's employment with the Bank is terminated other than for "cause" (as defined in the Agreement) prior to his attaining the age of 65, Mr. McDonough is entitled to receive an amount equal to the accruals previously made by the Bank or the Company with respect to the SERP benefit, subject to downward adjustment in certain limited circumstances. If within three years following a change in control (as defined in the agreement) Mr. McDonough's employment is terminated for other than cause or death or Mr. McDonough resigns following the failure of the Board of Directors to elect him to the office of President and Chief Executive Officer or his salary, benefits or scope of responsibility are reduced, Mr. McDonough is entitled to receive the benefit to which he would have been entitled had he resigned at age 65. If Mr. McDonough dies before age 65, his designated beneficiary is entitled to receive a benefit equal to three times Mr. McDonough's final compensation for the three calendar years (out of his final five calendar years of employment with the Bank) during which his compensation was the highest plus an amount equal to the accruals previously made by the Bank or the Company with respect to the SERP benefit.

EMPLOYEE STOCK OWNERSHIP PLAN

     The Bank established an Employee Stock Ownership Plan (the "ESOP"), effective as of November 1, 1985, for employees age 21 or older who have completed at least 1,000 hours of service with the Bank in a twelve-month period beginning with the employee's date of employment or any anniversary thereof.

     The ESOP is funded by contributions made in cash or stock. Cash contributions will generally be invested in Common Stock of the Company and stock contributions will be made in Common Stock of the Company. Benefits may be paid in shares of Common Stock or in cash, subject to the participant's right to require payment in shares.

     In November 1993, the ESOP entered into a loan agreement with the Bank pursuant to which the ESOP has borrowed up to $570,000 to purchase additional shares of Common Stock. The loan is to be repaid over seven years, with principal and interest (at a fixed rate of 8.5% per annum) payable quarterly. Shares purchased with loan proceeds are held in a suspense account for allocation among participants as the loan is paid. The loan is secured by the unallocated shares acquired by the ESOP and will be repaid with funds from contributions to the ESOP. The ESOP's purchases of additional shares of the Company's Common Stock (including reinvestment of cash dividends) will be and have been made through periodic purchases on the open market effected through a broker-dealer, subject to market conditions. The timing and price of the purchases are in the discretion of the ESOP Trustee. As of December 31, 1997, 47,128 additional shares were purchased by the ESOP with the proceeds from the loan. An aggregate of 8,661 shares were allocated to participants for the plan year ended October 31, 1997.

     Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation (including bonuses). Benefits become 20% vested after three years of eligible service with an additional 20% becoming vested each year thereafter. Non-vested benefits that are forfeited are reallocated among remaining participants in the same manner as contributions. Benefits are payable upon retirement, death, disability, or separation from service with the Bank. Dividends paid by the Company on allocated shares of Common Stock held in the ESOP may be paid directly to the participants in cash. The Bank's contributions to the ESOP are not fixed (although required to be in amounts at least sufficient to pay the principal and interest of the loan) so future benefits payable under the ESOP cannot be estimated.

     A Committee consisting of Lewis J. Paragona, Ida C. Frazier and Donna L. Thaxter administers the ESOP. The trustee of the ESOP is currently James P. McDonough. Under the ESOP, the Committee is required to solicit instructions from the participants with respect to voting shares that have been allocated to such participants, and is required to follow such instructions in directing the trustee to vote such allocated shares. In addition, the trustee is required to vote shares which are held in the suspense account in the same proportion as the trustee is directed to vote those shares for which instructions are given. Upon the direction of the Committee, the trustee also exercises numerous other powers including the right to sell or otherwise dispose of Common Stock held by the ESOP.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Certain of the Directors and officers of the Company and the Bank are at present, as in the past, customers of the Bank and have loans with the Bank in the ordinary course of business. Certain of the Directors of the Company and the Bank are also at present, as in the past, directors, officers or stockholders of corporations, trustees of trusts or members of partnerships which are customers of the Bank and which have loans with the Bank in the ordinary course of business. Such loan transactions with Directors and officers of the Company and the Bank and with such corporations, trusts and partnerships were on terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other features unfavorable to the Bank.

     The Bank is a party to a lease for office space located at 538 Bedford Street, Abington, Massachusetts, used for certain of the Bank's administrative offices. Northeast Terminal Associates, Limited, of which Dennis E. Barry and Joseph L. Barry, Jr. (who beneficially own more than 5% of the Company's Common Stock) are the principal beneficial owners, owns the property. All lease negotiations were conducted on an arms-length basis. Messrs. Barry did not participate in the Bank's decision to enter into the lease and received no fees in connection therewith. The lease extends until June 30, 1999, with an annual rent of $48,000 in 1997 and an annual rent of $50,400 thereafter.

     As a result of a competitive bid process, the Company purchases some of its insurance from J. H. Slattery Insurance Agency, Inc. of which James J. Slattery, a Director of the Company, is President. The Bank paid $139,279 to the insurance agency in 1996 for insurance premiums covering the three-year period ending November 1, 1999.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of March 23, 1998 regarding each person known by the Company to own beneficially more than 5% of the Company's Common Stock, each Director and nominee for Director of the Company, each executive officer named in the Summary Compensation Table and all Directors and executive officers of the Company as a group. The numbers shown in the table below reflect a two-for-one split in the Company's Common Stock that became effective December 12, 1997.


                                                          AMOUNT AND NATURE OF
      NAME                                              BENEFICIAL OWNERSHIP (1)            PERCENT OF CLASS (2)
      -----------                                    --------------------------------     --------------------------

      Dennis E. Barry and                                  364,000  (3)                        10.25%
      Joseph L. Barry, Jr.
        c/o Hallamore Motor
        Transportation, Inc.
        795 Plymouth Street
        Holbrook, MA  02343

      James P. McDonough                                   196,679  (4)                         5.36
        c/o Abington Savings Bank
        536 Washington Street
        Abington, MA 02351

      Dimensional Fund Advisors Inc.                       184,800  (5)                         5.21
        1299 Ocean Avenue
        Santa Monica, CA  90401

*     Joel S. Geller                                       148,010  (6) (7)                     4.2
      James J. Slattery                                    65,547   (6) (8)                     1.8
      Wayne P. Smith                                       64,970   (6) (9)                     1.8
      Edward J. Merritt                                    60,367   (10)                        1.7
      Robert J. Armstrong                                  32,700   (6) (11)                     .9
*     Bruce G. Atwood                                      32,141   (6) (12)                     .9
      Gordon N. Sanderson                                  31,976   (6) (13)                     .9
      Donna L. Thaxter                                     32,835   (14)                         .9
      William F. Borhek                                    30,173   (6) (15)                     .9
      Rodney D. Henrikson                                  26,346   (6) (16)                     .7
*     Ralph B. Carver, Jr.                                 22,000   (17)                         .6
*     Jay Timothy Noonan                                   20,500   (18)                         .6
      A. Stanley Littlefield                               18,500   (6) (19)                     .5
      Mario A. Berlinghieri                                16,081   (20)                         .5
      Robert M. Lallo                                      10,931   (21)                         .3

      All Directors and executive
        officers as a group (16                            809,756  (22)                       20.8
        persons)

---------------

*    Nominee for Director

(1) Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this table.

(2) Calculated based on outstanding shares of Common Stock on April 1, 1998. Such outstanding number reflects stock repurchases by the Company during the first quarter of 1998.

(3) The Bank received a report on Schedule 13D, Amendment No. 3, dated February 22, 1990, as filed with the FDIC, stating that (i) Dennis E. Barry owns 84,750 shares as to which he has sole voting and dispositive power, (ii) Joseph L. Barry, Jr. owns 84,750 shares as to which he has sole voting and dispositive power, and (iii) Dennis E. Barry and Joseph L. Barry, Jr. jointly own 12,500 shares as to which they have shared voting and dispositive power. The Schedule 13D indicated that Messrs. Barry were each describing a relationship with other persons but were not affirming the existence of a group. Nevertheless, the Company believes that Dennis E. Barry and Joseph L. Barry, Jr. may constitute a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 and that such group may be deemed to be the beneficial owner of the shares set forth in this table. Pursuant to the Company's two-for-one stock split on December 12, 1997, the above shares owned became 169,500, 169,500 and 25,000 respectively.

(4) Includes 120,000 shares subject to currently exercisable options, 13,567 shares held in his self-directed IRA, 48,218 shares owned jointly with his wife and 2,246 shares owned by his wife in a self-directed IRA. Also includes 509 shares held by Mr. McDonough as custodian for one of his two children and 508 shares held by his wife as custodian for one of his two children (1,017 shares total). Mr. McDonough disclaims beneficial ownership of the shares owned directly by his wife. Also includes 11,631 shares held by the ESOP as to which Mr. McDonough has the power to direct the voting. Does not include 10,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $24.90 per share for a period of 30 consecutive business days.

(5) The Bank has obtained a copy of a report on Schedule 13G, dated February 6, 1998, as filed with the SEC, stating that Dimensional Fund Advisors Inc. (the "Fund") is the beneficial owner of 184,800 shares, of which it has sole voting power with respect to 105,000 shares and sole dispositive power with respect to 184,800 shares. The Schedule 13G states that all of the shares reported in the Schedule are owned by advisory clients of the Fund. The Fund disclaims beneficial ownership of all such shares.

(6) Includes 17,500 shares subject to currently exercisable options. Does not include for each person 2,000 shares which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $24.90 per share for a period of 30 consecutive business days.

(7) Includes 2,000 shares owned jointly with his mother, 6,000 shares owned jointly with his wife, 3,568 shares owned directly by his wife, 1,688 shares owned by his son, 2,228 shares owned by his daughter, and 113,026 shares owned by a partnership in which Mr. Geller is a partner. Mr. Geller disclaims beneficial ownership of the 3,568 shares owned directly by his wife and the shares owned by his son and daughter.

(8) Includes 5,708 shares held in his IRA, 4,000 shares held as custodian for each of two daughters (8,000 shares total), 1,800 shares held as custodian for his daughter, 4,040 held as custodian for his son, 200 shares owned by his wife, 1,624 shares held in his wife's IRA, 100 shares held by his wife as custodian for his son and 12,825 shares owned by a corporation of which he is a principal owner. Mr. Slattery disclaims beneficial ownership of the shares held on behalf of his children and the shares owned by his wife.

(9) Includes 20,553 shares owned by his wife. Mr. Smith disclaims beneficial ownership of the shares owned by his wife.

(10) Includes 23,000 shares subject to currently exercisable options, 100 shares owned by his wife and 50 shares held as custodian for each of two sons (100 shares total). Also includes 10,053 shares held by the ESOP as to which Mr. Merritt has the power to direct voting. Does not include 7,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $24.90 per share for a period of 30 consecutive business days.

(11) Includes 15,200 shares owned jointly with his wife.

(12) Includes 10,458 shares owned by his wife. Mr. Atwood disclaims beneficial ownership of the shares owned by his wife.

(13) Includes 14,476 shares owned through a realty trust.

(14) Includes 1,000 shares owned jointly with her husband. Also includes 25,000 shares subject to currently exercisable options and includes 4,641 shares held by the ESOP as to which Ms. Thaxter has the power to direct voting. Does not include 7,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $24.90 per share for a period of 30 consecutive business days.

(15) Includes 10,581 shares owned jointly with his wife and 2,092 shares owned by his wife. Mr. Borhek disclaims beneficial ownership of the shares owned directly by his wife.

(16) Includes 4,842 shares owned by a corporation in which Mr. Henrikson is an officer, director and stockholder. Also includes 1,800 shares held in his self-directed IRA and 1,800 shares held by his wife in a self-directed IRA.

(17) Includes 1,500 shares subject to currently exercisable options and 16,000 shares owned jointly with his wife. Does not include 2,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $24.90 per share for a period of 30 consecutive business days.

(18) Includes 6,000 shares subject to currently exercisable options. Does not include 2,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $24.90 per share for a period of 30 consecutive business days.

(19) Includes 1,000 shares owned jointly with his wife.

(20) Includes 815 shares owned jointly with his wife and 8,840 shares held in his self-directed IRA. Also includes 6,000 shares subject to currently exercisable options and 426 shares held by the ESOP as to which Mr. Berlinghieri has the power to direct voting. Does not include 7,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $24.90 per share for a period of 30 consecutive business days.

(21) Includes 1,654 shares held in his self-directed IRA. Also includes 7,000 shares subject to currently exercisable options and 1,609 shares held by the ESOP as to which Mr. Lallo has the power to direct voting. Does not include 7,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $24.90 per share for a period of 30 consecutive business days.

(22) Includes 346,000 shares obtainable by exercise of currently exercisable options held by all Directors and executive officers as a group. Also includes 28,360 shares held by the ESOP as to which executive officers of the Company have the power to direct the voting. Does not include 60,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the relevant option agreements) of the Common Stock is at least $24.90 per share for a period of 30 consecutive business days.


                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     During fiscal 1997, the Company was subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors, and greater-than-10% shareholders were required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of Forms 3, 4 and 5 furnished to the Company during and with respect to the 1997 fiscal year, or written representations that no Forms 5 were required, the Company believes that all
Section 16(a) filing requirements applicable to the Company's and the Bank's officers, Directors, and greater-than-10% beneficial owners were complied with during 1997, except that Donna Thaxter, an officer of the Bank, and Ralph B. Carver, Jr., a Director, each failed to file on a timely basis one Form 4 disclosing one transaction.


                         INFORMATION CONCERNING AUDITORS

     The Board of Directors has selected Arthur Andersen LLP to audit the Company's financial statements for the current fiscal year. That firm also served as the auditors for the Company during the past fiscal year. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.


                                  SOLICITATION

     Brokers, banks and other nominees will be reimbursed for out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of Common Stock. In addition to the solicitation by mail, solicitations of proxies may be made personally or by telephone by Directors, officers and certain employees of the Company. The Company also intends to employ the services of Regan and Associates, Inc. to solicit proxies. It is estimated that Regan and Associates, Inc. will receive approximately $3,750 in connection with such solicitation of proxies. All expenses incurred in connection with this solicitation will be borne by the Company.


                       SUBMISSION OF STOCKHOLDER PROPOSALS
                             FOR 1999 ANNUAL MEETING

     In order to be included in proxy materials for the 1999 annual meeting of stockholders or special meeting in lieu thereof, qualifying stockholder proposals must be delivered to the Company at its principal executive offices on or before January 14, 1999. Any such proposal should be mailed to: Clerk, Abington Bancorp, Inc. 536 Washington Street, Abington, Massachusetts 02351. If the date of the next annual meeting is subsequently changed by more than 30 calendar days from the date of this year's Annual Meeting, the Company will, in a timely manner, inform its stockholders of such change and the date by which proposals of stockholders must be received.

     In addition, the Company's By-laws set forth certain procedural requirements, including a notice requirement, that apply to stockholders wishing to nominate a Director or propose an item of business for consideration at the scheduled annual meeting or special meeting in lieu thereof.


                                  MISCELLANEOUS

     The Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any business that may properly be presented at the Annual Meeting, other than the matters specifically listed in the Notice of Annual Meeting of Stockholders. However, if any further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                                                                    APPENDIX A





                 DEFERRED STOCK COMPENSATION PLAN FOR DIRECTORS
                                       OF
                   ABINGTON BANCORP, INC. AND ITS SUBSIDIARIES


     This Deferred Stock Compensation Plan For Directors of Abington Bancorp, Inc. and Its Subsidiaries (the "Plan") is adopted as of January 22, 1998, effective with respect to compensation earned after July 1, 1998.

     1. ELIGIBILITY. Any member of the Board of Directors of Abington Bancorp, Inc. or any of its subsidiaries (each such entity being referred to herein as the "Corporation") who is not an employee of Abington Bancorp, Inc. or any of its subsidiaries may elect to defer, into a Stock Unit Deferral Account, payment of the compensation payable to him for service as such Director, all in accordance with the terms of this Plan.

     2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by an independent Plan Administrator, to be appointed by the Corporation's Board of Directors. By accepting the appointment, the Plan Administrator shall be deemed to have agreed to abide by all of the terms hereof as if it were a signatory hereof.

     3. ELECTION TO DEFER. Deferrals under this Plan shall be made on the basis of a July 1-June 30 year (a "Plan Year"), commencing July 1, 1998. Directors wishing to defer compensation pursuant to this Plan shall submit a written election (the "Deferral Election") to the Corporation at least 45 days prior to the commencement of the Plan Year for which such Deferral Election is to apply. Such Deferral Election shall be effective upon receipt by the Corporation, and shall apply to all compensation earned by the Director during the Plan Year commencing on the succeeding July 1 (the "Deferral Commencement Date"). NOTWITHSTANDING THE FOREGOING, A DIRECTOR'S DEFERRAL ELECTION SHALL BE EXTENDED AUTOMATICALLY FOR AN ADDITIONAL PLAN YEAR COMMENCING ON THE FIRST ANNIVERSARY OF THE DEFERRAL COMMENCEMENT DATE AND ON EACH SUBSEQUENT ANNIVERSARY THEREAFTER, UNLESS THE DIRECTOR GIVES WRITTEN NOTICE TO THE CORPORATION, AT LEAST 45 DAYS PRIOR TO PRIOR TO THE DATE OF ANY SUCH ANNIVERSARY, OF SUCH DIRECTOR'S ELECTION NOT TO EXTEND SUCH DEFERRAL ELECTION.

     Any election to participate in the Plan may be revoked, but only as to compensation to be earned at and after commencement of the next succeeding Plan Year and only if such revocation is submitted in writing to the Corporation at least 45 days prior to the commencement of such succeeding Plan Year.

     4. ALLOCATION OF STOCK UNITS. A Director's election to defer compensation hereunder shall result in his compensation being allocated to him in the form of stock units ("Stock Units"), with each Stock Unit representing one share of common stock of Abington Bancorp, Inc. ("Stock"). Throughout the first three Plan Years (commencing July 1, 1998 and ending June 30, 2001), Stock Units will be allocated to participating Directors in the following amounts:

     Capacity of Service               Number of Stock Units Allocated
     -------------------               -------------------------------

     Board of Directors         A number of Units (rounded up to the nearest
                                whole Unit) per meeting attended(1) determined by dividing $550 by the closing price reported for Abington Bancorp, Inc. Common Stock on the
                                Nasdaq National Market on July 1, 1998, or, if no sales were reported on such date, for the last date preceding such date for which a sale was reported (the "July 1 Fair Market Value").

      Capacity of Service              Number of Stock Units Allocated
      -------------------              -------------------------------
     Executive Committee        A number of Units (rounded up to the nearest
                                whole Unit) per calendar quarter determined by dividing $1706.25 by the July 1 Fair Market
                                Value, such Units to be allocated in advance on the first day of each calendar quarter

     Audit Committee            A number of Units (rounded up to the
                                nearest whole Unit) per meeting attended(1) determined by dividing $425 by the July 1 Fair
                                Market Value

     All Other Committees       A number of Units (rounded up to the nearest
                                whole Unit) per meeting attended(1) determined by dividing $350 by the July 1 Fair Market Value

----------


               (1) Stock Units will be allocated to participating Directors' Stock Unit Deferral Accounts as of the date of each meeting attended of the Board of Directors or any Board Committee (other than the Executive Committee) of the Corporation and its subsidiary, Abington Savings Bank (the "Bank"). However, a joint meeting of the Boards or Committees of the Corporation and the Bank will be treated as a single meeting for purposes of Stock Unit allocations hereunder.

        For Plan Years commencing on and after July 1, 2001, the Board of Directors may, in its discretion, adjust the number of Stock Units to be allocated to Directors from time to time, such adjustment(s) to be made no more frequently than annually and to be based generally upon the cash compensation being paid to nonparticipating Directors at the time of the adjustment, divided by the then-current Fair Market Value of the Stock.

     5. STOCK UNIT DEFERRAL ACCOUNT. The Corporation shall maintain, or shall cause the Plan Administrator to maintain, a book account to which participating Directors' Stock Units shall be credited as of the date on which such compensation is earned ("Stock Unit Deferral Account" or "deferred compensation account").

     To enable the Plan Administrator to maintain such Stock Unit Deferral Accounts, the Corporation shall, periodically (and at any time upon the Plan Administrator's request), provide the Plan Administrator with a written report
(i) listing the number of Stock Units earned by each participating Director since the date of the previous report (or during such period of time as the Plan Administrator may request), and (ii) setting forth the date upon which each Stock Unit was earned. The Corporation will also provide the Plan Administrator with prompt notification of any dividend payable with respect to the Common Stock, to enable the Plan Administrator to make appropriate credits and adjustments to the Stock Unit Deferral Accounts, as required below.

     During the term of the deferral, the Corporation (or the Plan Administrator on the Corporation's behalf) shall credit each Director's Stock Unit Deferral Account with additional Stock Units to reflect any payment of dividends payable in cash or other property (other than dividends payable only in shares of Common Stock, which shall be accounted for in accordance with the following paragraph). Each Stock Unit Deferral Account will be credited with a number of whole and fractional shares of Stock Units determined by multiplying the dividend value per share of Common Stock by the number of Stock Units in the account on the record date and dividing the result by the fair market value of the Stock on the dividend record date. For this purpose, the fair market value of the Stock on any given date shall mean the closing price reported for the Common Stock on the Nasdaq National Market on the immediately preceding trading date, or, if no sales were reported on such date, for the last date preceding such date for which a sale was reported.

     In the event of a stock dividend, stock split or similar change in capitalization affecting the Common Stock, the Corporation (or the Plan Administrator on the Corporation's behalf) shall make appropriate adjustments in the number of Stock Units credited to each Director's Stock Unit Deferral Account.

     The Corporation or the Plan Administrator shall provide to each participating Director a quarterly accounting of the number of Stock Units in his Stock Unit Deferral Account. The Plan Administrator shall provide to the Corporation a quarterly accounting of the number of Stock Units allocated to all participating Directors' Stock Unit Deferral Accounts.

     6. METHOD AND TIMING OF PAYMENT FROM STOCK UNIT DEFERRAL ACCOUNT.

     (a) Stock Units credited to a Director's Stock Unit Deferral Account shall be payable only in the form of whole shares of Stock (with any fractional share payable in cash) and shall be paid, or commenced to be paid, on the January 15 coincident with or next following the date on which the Director ceases to be a member of the Board of Directors of the Corporation for any reason whatsoever. In the case of semi-annual installments, payments shall also be made on each July 15.

     (b) Payment of shares of Stock corresponding to the Stock Units in a Director's Stock Unit Deferral Account may be made either in a single lump sum or in annual, or semi-annual, installments over a period of ten (10) years, as the Director may have irrevocably specified before the compensation is earned. In the absence of an effective election, payment shall be made in a single lump sum. In the case of installment payments, dividends shall continue to be credited in accordance with Section 5 during the payment period. The number of shares of Stock payable with each installment shall be equal to the number of Stock Units credited to the Director's Stock Unit Deferral Account as of the preceding June 30 or December 31, as the case may be, divided by the number of payments remaining to be made, including the current payment. Installment payments shall be made as they become due to the Director if then living, otherwise to a beneficiary or beneficiaries designated by the Director in writing to the Corporation prior to the Director's death, or failing such designation, to the Director's estate.

     (c) Elections by a Director of a method of payment under sub-paragraph (b) shall be made in writing, effective upon receipt and acceptance by the Corporation, and applicable only to compensation to be earned after the effective date of the election. Such elections may also be changed by a Director, subject to the same restrictions.

     (d) Notwithstanding any provision hereof to the contrary, if a Director (or after a Director's death the Director's beneficiary, in the case of subsection
(i) below) believes he is suffering from financial hardship, an application may be made to the Plan Administrator for:

        (i) acceleration of distributions of shares of Stock corresponding to the Director's Stock Unit Deferral Account, or

        (ii) immediately effective revocation of such Director's election to defer compensation hereunder with respect to compensation to be earned in the future.

A "financial hardship" shall mean a need for financial assistance due to the occurrence of an unanticipated emergency caused by an event beyond the Director's control. The need for financial assistance must be such that the Director, any member of the Director's immediate family or, after the Director's death, a designated beneficiary will be subject to substantial hardship if the acceleration or the revocation is not permitted. If the Plan Administrator determines, in its sole discretion, that a hardship exists, distributions shall be accelerated from the Plan to the Director or the designated beneficiary of only so much of the Director's deferred compensation account as the Plan Administrator may determine is required to alleviate such hardship, and the deferred compensation account shall be charged with said amount upon payment.

     7. CHANGE IN CONTROL. In the event of a Change in Control of the Corporation while Stock Units remain outstanding under the Plan, then the right to receive distributions in respect of Stock Units shall be immediately accelerated and each participating Director shall be entitled to receive, in payment for each Stock Unit then allocated to his Stock Unit Deferral Account,
(i) one share of Common Stock of the Corporation (in the case of a Change in Control that does not result in any change in the Common Stock of the Corporation), or (ii) such securities, cash or property as the holders of each share of Common Stock received in connection with such Change of Control (in the case of a Change in Control that results in a change in the Common Stock of the Corporation or a conversion of such Common Stock into other securities, cash or property). Such distribution or payment shall be made no later than the effective date of the Change in Control.

     "Change in Control" shall mean the occurrence of any one of the following events:

          (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Corporation any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), directly or indirectly, of securities of the Corporation representing thirty-five percent (35%) or more of the combined voting power of the Corporation's then outstanding securities; or

          (b) persons who, as of January 1, 1998, constituted the Corporation's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Corporation subsequent to January 1, 1998 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

          (c) the Corporation merges or consolidates with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

          (d) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

     8. MERGER WITHOUT CHANGE OF CONTROL. After a merger or consolidation of the Corporation with another corporation in which the stockholders of the Corporation immediately prior to such merger or consolidation continue to own after such merger or consolidation shares representing at least fifty percent of the voting power of the Corporation, each Stock Unit shall be automatically converted into a stock unit representing the number and class of shares of stock or other securities to which such Stock Unit would have been converted if, immediately prior to such merger or consolidation, such Stock Unit had been paid out in shares of Common Stock of the Corporation.

     9. LIMITATION ON RIGHTS OF DIRECTORS. No action taken pursuant to this Plan shall create or be deemed to create a trust or fiduciary relationship of any kind between the Corporation and the Directors. Although the Corporation shall have no obligation to establish any separate trust, fund, or reserve or to invest in any specific asset to provide security with respect to any deferred amounts during the deferral period, the Corporation may elect to do so and, in such event, the Directors shall not have any interest in such assets and all such assets shall continue for all purposes to be a part of the general assets of the Corporation, with the beneficial ownership of such assets remaining at all times in the Corporation. Each Director, his legal representative or any of his beneficiaries shall not have any right, other than the right of an unsecured general creditor of the Corporation, in respect to the Stock Unit Deferral Account established hereunder, and such persons shall have no property interest in any specific assets of the Corporation.

     10. NONFORFEITABLE. The right of each Director to the payment of deferred stock compensation under this Plan shall be nonforfeitable and no action or failure to act by the Director, the Corporation or any other person shall deprive the Director of, or excuse the Corporation from its obligations to pay, the amounts due hereunder.

     11. WITHHOLDING TAX. The Corporation shall have the right to deduct from all deferred amounts or payments hereunder any federal or state taxes required by law to be withheld with respect to such deferred amounts or payments.

     12. NON-ASSIGNABLE. The deferred stock compensation payable under this Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any compensation to be so subjected shall not be recognized.

     13. TERMINATION AND AMENDMENT. This Plan shall automatically terminate when Stock has been issued under the Plan in an amount equal to the total number of shares of Stock reserved for issuance hereunder. The Board of Directors of Abington Bancorp, Inc. may amend or terminate this Plan, in whole or in part, at any time, and from time to time, subject to applicable law, regulation and Nasdaq requirements. The foregoing provisions of this Paragraph notwithstanding, no amendment or termination of this Plan shall, without the consent of a Director, adversely affect the amounts payable hereunder on account of compensation deferred prior to the effective date of such amendment or termination.

     14. NOTICES. All notices, elections or designations by a Director to the Corporation shall be delivered in person or by registered mail, postage prepaid, and noted to be brought to the attention of the Treasurer, Abington Bancorp, Inc.

     15. GOVERNING LAW. This Plan, and all actions taken hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, except as such laws may be superseded by any applicable federal law.

     16. SHARES ISSUABLE. The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 100,000, subject to appropriate adjustments in the event of a stock dividend, stock split, or similar change in capitalization affecting the Stock. Shares subject to the Plan are authorized but unissued shares, Treasury shares or shares purchased in open market transactions. Notwithstanding the foregoing, no shares of Stock may be issued under the Plan until this Plan has been approved by the affirmative votes of the holders of a majority of the shares of Common Stock of Abington Bancorp, Inc. present, or represented, and entitled to vote at a meeting of shareholders.

---
 X  PLEASE MARK VOTES
--- AS IN THIS EXAMPLE

                                REVOCABLE PROXY
                             ABINGTON BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1998


      The undersigned stockholder of Abington Bancorp, Inc. (the "Company") hereby appoints James P. McDonough, Edward J. Merritt and Barbara M. Manning, and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 19, 1998, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated herein upon the matters which may properly come before said Meeting.




                                     ----------------------------------------
Please be sure to sign and date       Date
     this Proxy in the box below.
-----------------------------------------------------------------------------


------- Stockholder sign above ---------- Co-holder (if any) sign above -----



                                                    With-    For All
                                           For      hold     Except

1. Election of Directors                 -------   -------   -------


                                         -------   -------   -------


BRUCE G. ATWOOD                   JOEL S. GELLER
RALPH B. CARVER, JR.              JAY TIMOTHY NOONAN


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


---------------------------------------------------------------------------


                                        For      Against   Abstain

2. Approval of the Deferred Stock      -------   -------   -------
   Compensation Plan for Directors.

                                       -------   -------   -------


     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement for said Meeting and hereby revokes all proxies, if any, heretofore given by him to others for said Meeting.


     If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified hereof by the stockholder with respect to any matter to be acted upon, the shares will be voted upon such matter in accordance with specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                             ABINGTON BANCORP, INC.

-------------------------------------------------------------------------------

Dear Stockholder:

     Please take note of the important Company information enclosed with this proxy card. There are a number of issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.
     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
     Please mark the boxes on the proxy card above to indicate how your shares shall be voted. Then sign the card, detach it (except if filled out below) and return your proxy in the enclosed postage-paid envelope.
     Your vote must be received prior to the Annual Meeting of Stockholders, to be held on Tuesday, May 19, 1998.
     Thank you in advance for your prompt consideration of these matters. Sincerely,
Abington Bancorp, Inc.             Mark box at right if comments or
                                   address change have been noted below.  [  ]

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HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?


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   PLEASE VOTE, DATE, AND SIGN ABOVE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.